Exhibit 10.10


                             Joint Venture Agreement
                             -----------------------

Dated this 27th day of February of the year nineteen hundred and ninety-seven, between CC PLUS, a corporation established in accordance with the laws of Spain, represented by Mr. Jose Manuel Ramierez, Spanish, domiciled in Spain, vallgent Street, number 52, Palmas de Mallorca 07013, Baleares, Spain hereinafter "Plus", and the corporation SAFE AID PRODUCTS INCORPORATED, corporation established in accordance with the laws of the United States of America, corporation which main line of business is the developing pharmaceutical products, represented by Mr. Lawrence Feldman, both having an office at 225 Old Country Road, Melville, New York, hereinafter "Safe", both declare that they hereby enter into a joint venture agreement which shall be governed by the provisions contained in this instrument herein and, to complement same, by the legal rules applicable to it.

    WHEREAS:

1. Plus is a corporation engaged in the marketing of products, for itself or representing others, worldwide, specifically in Europe and Latin America;

2. That Safe is the licensee, worldwide, of all industrial property rights over a mechanism to nasally administer aspirin and other medications;

3. That the aforementioned license is currently legally in force, not affected by objections of any type whatsoever, lawsuits or other facts which could make it expire and shall be in force while this agreement is effective;

4. That as of recorded in the letter of intent dated January 17, 1997, Plus and Safe agreed, subject to certain conditions, to establish a joint venture for the worldwide production and marketing of the mechanisms to administer medications via the nose hereinafter the "Product". Attachment A of this agreement contains a brief description of the Product and a listing of the patents and licenses protecting such Product.

5. That the conditions indicated in the letter of intent have been performed to the satisfaction of both parties. Accordingly;

THE PARTIES AGREE ON THE FOLLOWING:

CLAUSE ONE: Safe and Plus hereby enter into a joint venture for the worldwide manufacturing, production and marketing of the Product known as "CC Plus-Safe Aid Joint Venture" hereinafter the "joint venture".

Considering that the Product is basically a nasal mechanism to administer aspirin, the parties agree additionally, to enter into a joint venture to jointly expand the scope of the use of the

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Product in such manner that the latter may be used in the application of other medications and/or natural substances.

The aforementioned joint venture shall be effected in the terms and conditions indicated in this agreement.

CLAUSE TWO: Plus shall undertake the obligation of manufacturing the Product, which shall be subsequently distributed and marketing in an exclusive fashion or through the means indicated below. In any event, Plus shall have the exclusive right to license or commission the manufacturing and distribution of the Product to third parties, subject to the written approval of Safe.

Plus may engage on behalf of the joint venture any parent, subsidiary or affiliate of Plus or any other entity related to Plus with regard to any distribution or manufacture of the Product or any other business of the joint venture, provided Safe so agreed in writing.

CLAUSE THREE: Safe undertakes to provide all the background information, formulae, information, know-how, support, cooperation and/or assistance that Plus may require and that Safe may possess for the manufacturing of the Product.

CLAUSE FOUR: Safe and Plus agree that the earnings resulting from this joint venture shall be jointly distributed in equal shares (50% each), except that in no event shall Safe's share in the earnings be less than 5% of the gross sales amount. The parties agree that for purposes of the aforementioned, earning shall mean the sale price of the Product less deductible costs, as provided in clause five herein.

Plus and Safe shall determine the sales price of the Product to third parties and/or sub-distributors, if any, according to market information and circumstances existing in each country in which the Product is marketed.

The earnings generated by this agreement shall be distributed by the parties quarterly.

CLAUSE FIVE: For purposes of this agreement, deductible costs shall be the following:

a. The direct costs of manufacturing and distribution of the Product (including but not limited to labor, material, transportation, marketing, advertising, taxes, other than income taxes, discounts allowed in an amount customary to the trade, tariff duties and liability insurance);

b. The costs of goods sold in connection with the Product.

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CLAUSE SIX:  Plus shall have the exclusive right to market, sell and distribute the Product worldwide, subject to the terms of this agreement.

Plus shall be entitled to use, in order to market the Product, the distribution systems it considers appropriate, whether using it own channels and/or those of affiliated companies and/or through the designation of local sub-distributors and/or granting licenses to specialized third parties. Plus and/or the sub-distributors and/or licensees shall be responsible for and bear the costs of obtaining any patent and/or health and/or administrative permits which may be required in each country, for purposes of marketing and distributing the Product. Said costs shall be deemed to be a deductible cost pursuant to clause five.

The parties hereby expressly acknowledge that Plus and Safe shall make their best efforts to bring the Product to market in the United States of America the European Economic Community and other countries.

Plus shall expend the minimum amount of US $500,000 to bring the Product to market.

CLAUSE SEVEN: In the event expansion of the scope of application of the Product, to use with other medications and/or natural substances, results in obtaining new industrial and/or intellectual patents, such patents shall be registered in the name of both parties and/or a joint company of the parties.

CLAUSE EIGHT: The parties agree that all elements of intellectual property developed after the date of this agreement and relating to the Product which may require registration during and due to the execution of this agreement, such as patents and trademarks, shall be registered in favor of Safe and Plus in equal shares.

CLAUSE NINE: This agreement shall be effective for ten years as of the date hereof, term which shall be tacitly, successively and automatically renewed for periods of 10 years each, except if any of the parties gives notice to the other of its desire to not continue with such agreement. In the latter event, notice shall be given in writing and with at least 1 year in advance relative to the termination date of the period in force.

Safe shall have the exclusive right to terminate this agreement in the event the total sales of Product by the joint venture is less than 1,500,000 units during the first thirty months from the date of this agreement.

CLAUSE TEN: Considering the nature of the agreement hereof, the parties agree that Safe shall only be entitled to have commercial relations connected with the Product and/or sub-products of same with Plus, and that the former shall not be entitled to sell,

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assign, donate or transfer Products and/or patents indicated in Attachment A, by any means whatsoever, to third parties while this agreement is in force. In turn, Plus undertakes to not manufacture, exploit, sell, distribute or market, either directly or indirectly, products which may be considered alternative and/or competitors of the Product or any other product which is or may be manufactured or marketed hereunder, while this agreement is in force and for an additional period of three years if this agreement is terminated by Plus or one year if it is terminated by Safe or expires.

CLAUSE ELEVEN: The parties do hereby mutually undertake to maintain strict confidentiality with respect to all information of a scientific, technical, financial and commercial nature, relating to industrial property, patents, trademarks, industrial models, industrial or commercial secrets, commercial strategies, records of any type whatsoever, etcetera, to which they have access by virtue of the agreement hereof. The parties undertake, similarly, to impose - even contractually - this same duty of confidentiality to persons who, as partners, external advisors or in any other capacity, relate with them, adopting for these purposes reasonable security measures.

CLAUSE TWELVE: The parties do hereby expressly acknowledge that there is no relationship among them other than that of independent contracting parties; thus, none of the parties may assume powers of representation or agency for the other party. Accordingly, none of the parties may, directly or indirectly, carry on businesses or enter into agreements with third parties on behalf of the other, or assume obligations on their own account.

CLAUSE THIRTEEN: Plus binds itself to observe all production standards established by Safe.

CLAUSE FOURTEEN: Safe shall be entitled to supervise, periodically and regularly, the manufacturing process of Plus, and the latter shall award Safe free access to the place where said manufacturing takes place, as often as required. In any event, Safe shall ensure that it shall not cause interruptions and/or disturbances in the productive and/or commercial activities of Plus.

During the term of this agreement, Plus shall maintain, on behalf of the joint venture, separate bank accounts and complete and accurate books and records (including, but not limited to, invoices, correspondence, banking and financial records covering all transactions relating to the manufacture and marketing of the Product and business of the joint venture). All funds receive and held by Plus on behalf of the joint venture shall be deemed trust funds.

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In addition, Plus shall furnish Safe with quarterly financial statements for the joint venture, including without limitation, detailed profit and loss statements.

Safe and its duly authorized representatives shall have the right, upon at least five business days notice to examine and copy at Plus offices during business hours all the said books and records and all other documents and materials in the possession or under the control of Plus and its parents, subsidiaries, affiliates and related entities relating to or connected with the subject matter of this agreement.

CLAUSE FIFTEEN: This agreement shall be governed by the conditions agreed herein and the respective Attachments, which are an integral part of the agreement and, to complement the same, by the laws governing similar business relations to those referred to in this instrument in the State of New York, United States of America.

Notwithstanding other provisions in this instrument, during the term of same, this instrument herein as well as its attachments may be modified by agreement between the parties. Any modification to this agreement or to its attachments whatsoever shall be made in writing and signed by both parties. The parties shall be able to periodically review this agreement and its attachments with the purpose of improving, simplifying, regulating and adapting its provisions.

CLAUSE SIXTEEN: The mere circumstance that occasionally, or during a certain period of time, actions which may imply a failure to observe this agreement are accepted or tolerated, or in the event that any of the parties does not exercise the rights granted to it by this agreement, whether those established constitute acts of mere tolerance of the party and may not be interpreted or relied upon as a tacit modification of this agreement, and it shall neither deprive the party of the power to use such rights regarding future events, if considered appropriate.

CLAUSE SEVENTEEN: This agreement shall be applied and interpreted in good faith and in a manner that best fits the interests of both parties sought when entering into this agreement.

CLAUSE EIGHTEEN: None of the parties shall be able to assign, sell or transfer, by any instrument whatsoever, its interest in this agreement, without having the prior written authorization of its counterpart.

CLAUSE NINETEEN: Any doubt or difficulty arising between the parties regarding the existence, non-existence, validity, invalidity, performance or default, interpretation, application or rescission of this agreement, or due to any other reason or circumstance related directly or indirectly with it, and with those agreements which shall be executed as a result of this agreement,

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shall be resolved without a lawsuit by the American Arbitration Association located in the city of New York, state of New York, pursuant to the rules and regulations of the aforementioned association.

CLAUSE TWENTY: For all legal purposes derived from this agreement, the parties establish their special domicile in the city and state of New York and submit themselves to the laws in force in said city and state.

                                    Safe Aid Products Incorporated

                                    By: s/Lawrence Feldman
                                        ------------------------
                                         Lawrence Feldman,
                                         Corporate Agent

                                    CC Plus

                                    By:  s/Jose Manuel Ramirez
                                         ------------------------
                                         Jose Manuel Ramirez, CEO


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